Exhibit 21

The Nielsen Company B.V.
List of Subsidiaries
A.C. Nielsen (Argentina) S.A.
A.C. Nielsen (Dublin) Limited
A.C. Nielsen (Polen) B.V.
A.C. Nielsen Chile Limitada
A.C. Nielsen Company
A.C. NIELSEN COMPANY & CO SA
A.C. NIELSEN COMPANY (BELGIUM) S.A.
A.C. NIELSEN COMPANY LIMITED
A.C. NIELSEN COMPANY, S.L.
A.C. NIELSEN DE COLOMBIA LTDA.
A.C. Nielsen de Venezuela, S.A.
A.C. Nielsen Finland Oy
A.C. Nielsen Gesellschaft m.b.H.
A.C. Nielsen GmbH
A.C. Nielsen Italia S.p.A.
A.C. NIELSEN OF IRELAND LIMITED
A.C. Nielsen P.R. Inc.
A.C. Nielsen Portugal - Estudos de Mercado S.A.
A.C. Nielsen South Africa B.V.
A.C. Nielsen South Africa Holdings B.V.
A.C. NIELSEN STORE AUDIT S.R.L.
A.C. Nielsen T.D.C. S.r.l.
A.C. Nielsen, S.A. de C.V.
A.C.Nielsen do Brasil Ltda.
AC Nielsen (US), Inc.
AC Nielsen Bases GmbH
AC NIELSEN COTE D’IVOIRE LIMITED
AC Nielsen d.o.o.
AC Nielsen El Salvador, S.A. de C.V.
AC Nielsen Lanka Pvt. Ltd.
AC Nielsen MRA (Pty) Limited
AC Nielsen Nepal Ltd.
AC NIELSEN S.A.
ACN Holdings Inc.
ACN VZ Holding Compnay, S.A.
ACNielsen Uganda Limited
ACNielsen (China) Limited
ACNielsen (Guangzhou) Ltd.
ACNielsen (Holdings) Pty Limited
ACNielsen (Israel) Ltd.
ACNielsen (Korea) Limited
ACNIELSEN (MALAYSIA) SDN. BHD.
ACNielsen (Nederland) B.V.
ACNielsen (NZ) Ltd.

ACNielsen (Philipines) Inc.
ACNielsen (Singapore) Pte. Ltd.
ACNielsen (Taiwan) Limited
ACNielsen (Tanzania) Ltd.
ACNielsen (Thailand) Limited
ACNielsen A/S
ACNielsen AB
ACNielsen Advanced Analytics Pty Limited
ACNielsen AMER - SARL
ACNielsen Arastirma Hizmetleri A.S.
ACNielsen Australia Pty Limited
ACNielsen Azeri
ACNielsen Bangladesh Ltd
ACNielsen Bel
ACNielsen Bulgaria Ltd
ACNielsen Cameroon Sarl
ACNielsen Canada Holding Company
ACNielsen Canada Partnership
ACNielsen Cayman Islands Colombia Ltd.
ACNielsen Cayman Islands Ltd.
ACNielsen Centroamerica, S.A.
ACNielsen Company of Canada
ACNielsen Corporation
ACNielsen Corporation Japan
ACNielsen Costa Rica S.A.
ACNielsen Cyprus Limited
ACNielsen Czech Republic s.r.o.
ACNielsen d.o.o.
ACNielsen Dominicana S.A.
ACNIELSEN EDI II, Inc.
ACNielsen EDI S.A.R.L.
ACNielsen Eesti OÜ
ACNielsen eRatings.com
ACNielsen GHANA LIMITED
ACNielsen Group Limited
ACNielsen HCI, LLC
ACNielsen Holding (Canada) B.V.
ACNielsen Holdings Limited
ACNIELSEN HOLDINGS PTE LTD.
ACNielsen Holdings UK Limited
ACNIELSEN HONDURAS S.A. de C.V.
ACNielsen International Research (Hong Kong) Limited
ACNielsen Kazakhstan Ltd.
ACNIELSEN KENYA LIMITED
ACNielsen Latvia SIA
ACNielsen Management Services Limited
ACNielsen Management Services SA
ACNielsen Marketing and Media (Pty) Limited

ACNIELSEN MARKETING PROMOTIONS (MALAYSIA) SDN. BHD.
ACNielsen Marketing Research India Private Limited
ACNielsen Montenegro d.o.o. Podgorica
ACNielsen Nicaragua, S.A.
ACNielsen Nigeria Limited
ACNielsen Norge AS
ACNielsen ORG-MARG Private Limited
ACNielsen Pakistan (Private) Limited
ACNielsen Panama, S.A.
ACNielsen Piackutató Kft.
ACNielsen Polska Sp.z.o.o.
ACNielsen raziskovalna druzba, d.o.o.
ACNIELSEN RESEARCH (SINGAPORE) PTE. LTD.
ACNielsen Research Pty Limited
ACNielsen Research Services Private Limited
ACNielsen Romania srl
ACNielsen S.A.
ACNielsen SA
ACNielsen Slovakia s.r.o.
ACNielsen Ukraine Limited Liability Company
ACNielsen Vietnam Ltd.
Advertising Center, Inc.
Adweek Magazines, Inc.
AIM Data (Radio) Pty. Limited
AIM Data (Television) Pty. Limited
Aircheck International Ltd.
Airplay Monitor Venture Associates
Airtrack Data Systems International B.V.
Airwaves Monitoring B.V.
AMER Research and Analysis Ltd
Amer Research Limited
AMER Tunisia Sarl
Art Holding (Brazil) c.v.
ART Holding, L.L.C.
Asee Nielsen Holding (Brazil) C.V.
ASEE Nielsen Holding (Spain) S.r.l.
ASR Europe
Athenian Leasing Corporation
Australian Independent Media Data Pty. Limited
Axense GmbH
B.V. Dagblad en Drukkerij Het Centrum
BasicNet, Inc.
BDS (Canada), LLC
Bedinet Vastgoed B.V.
Bilesim Medya A.S.
Billboard Cafes, Inc.
BM Holdings, Inc.
BPI Communications B.V.

Broadcast Data Systems (UK) Ltd.
BROADCAST DATA SYSTEMS, LLC
Burill Life Sciences Media Group, LLC
Buzzmetrics, Inc.
Buzzmetrics, Ltd.
Claritas Precision Marketing AB
Claritas, Inc.
Consumer Research Services, Inc.
CZT/ACN Trademarks, L.L.C.
Decisions Made Easy Inc.
Decisions Made Easy Ltd.
Decisions Made Easy Pty. Ltd.
Ditzitel Informatiediensten B.V.
DME Inc
EMIS (Canada), LLC
EuroClix GmbH
EUROPEAN MEDIA INVESTORS S.A.
Finnpanel Oy
First Edition EDI Services Limited
Foremost Exhibits, Inc.
Global Media USA, LLC
Imark Events Limited
Inmonte, S.A.
Interactive Market Systems (UK) Limited
INTERACTIVE MARKET SYSTEMS, INC.
KADD, Inc.
Kalanka B.V.
Le Panel de Gestion S.A.S.
McNair Anderson Associates Pty Limited
Media Monitoring Services (Australia) Pty. Ltd
Menesta Investments B.V.
MFI Holdings, Inc.
MMS Market Movements Limited
N&P Holding Spain S.L.
Nandette Pty. Limited
Neslein Holding (Australia) c.v.
Neslein Holding (Brazil) c.v.
Neslein Holding (Canada) c.v.
Neslein Holding (Portugal) SGPS, Lda.
Neslein Holding (Spain) c.v.
Neslein Holding, L.L.C.
NetRatings, Inc.
Nielsen Book Services Limited
Nielsen BookData Limited
Nielsen Business Media, Inc.
Nielsen EDI GmbH
Nielsen EDI Limited
Nielsen EDI, Inc.

Nielsen EDI, S.L.
Nielsen Entertainment, LLC
Nielsen Finance, Co
Nielsen Finance, LLC
Nielsen Holdings, Inc.
Nielsen Leasing Corporation
Nielsen Media Research AS
Nielsen Media Research B.V.
Nielsen Media Research GmbH
Nielsen Media Research Limited
Nielsen Media Research Ltd.
Nielsen Media Research, Inc.
Nielsen Music Control GmbH
Nielsen Music Control Nederland B.V.
Nielsen National Research Group, Inc.
Nielsen NRG UK Limited
NMR Investing I, Inc.
NMR Licensing Associates LP
Observer Srl.
ORG-GFK Marketing Services (India) Ltd.
Panel de Gestion Portugal - Estudos de Mercado - Unipessoal, Lda.
Panel Internacional S.A.
Panel International S.A.
Panel International S.r.l.
Panel Tregovin d.o.o.
PERQ/HCI L.L.C.
POC, Inc.
PT. ACNielsen Indonesia
Radio & Records, Inc.
Sachs1, LLC
Sachs99, LLC
Scarborough Research
Shanghai ACNielsen Limited
Showeast, LLC
Spectra Marketing Limited
Spectra Marketing Systems, Inc.
SRDS, Inc.
Strategic Mapping, Inc.
Sunny Cards Studio Nederland B.V.
Survey Research Hong Kong Ltd.
Surveys Australia Research Pty Limited
Tart Research Pty Limited
Teollisuuden Tielopalvelu Industrial Intelligence Ltd. Oy
The Nielsen Company (US), Inc.
Trade Dimensions France S.A.S.
Trade Dimensions GmbH
Trade Dimensions International, Inc.
Trader Marketing Data Ltd.

UAB ACNielsen Baltics
VNU B.V.
VNU Business Media Argentina S.A.
VNU Business Media do Brasil Ltda
VNU Business Media Europe B.V.
VNU Business Media Europe Limited
VNU Business Media Hong Kong Limited
VNU Business Media SA
VNU Business Press Group B.V.
VNU Business Publications Deutschland GmbH
VNU Data & Network Services Limited
VNU Directories B.V.
VNU Entertainment Media UK Limited
VNU Holdco (UK) Limited
VNU Holding (Deutschland) GmbH
VNU Holding and Finance B.V.
VNU Holdings B.V.
VNU Insurance B.V.
VNU Interlicensing B.V.
VNU Intermediate Holding B.V.
VNU International B.V.
VNU Investment
VNU Ireland
VNU Marketing Information Europe & Asia B.V.
VNU Marketing Information, Inc.
VNU Media Measurement & Information, Inc.
VNU Nieuwe Media Groep B.V.
VNU Online Recruitment Holding B.V.
VNU Publications France S.A.
VNU Services B.V.
VNU USA Property Management, Inc.
VNU/SRDS Management Co., Inc.
VNUnet.com Limited
www.consult Pty. Ltd.
ZAO ACNielsen